Exhibit 99.1
The Savannah Bancorp
Earnings Announcement

October 17, 2006
For Release: Immediately

Savannah Bancorp Announces Third Quarter Earnings, New Office
and Declares Regular Quarterly Dividend

SAVANNAH, GA --(PRIMEZONE) -October 17, 2006 -- The Savannah Bancorp, Inc. (NasdaqGM: SAVB) reported net income for the third quarter 2006 of $2,590,000, up 10 percent from $2,354,000 in the third quarter 2005. Net income per diluted share was $0.55 compared to $0.53 per diluted share in the third quarter of 2005, an increase of 3.8 percent. For the third quarter 2006, return on average equity was 16.50 percent, return on average assets was 1.34 percent, net interest margin was 4.42 percent and the efficiency ratio was 53.90 percent.

Significant third quarter events and highlights include:
•	On September 12, 2006, The Savannah Bank opened its sixth banking office in The Village at Skidaway Island, adjacent to The Landings community in Savannah.
•
The Savannah Bancorp was recognized as the ninth highest performing publicly-traded company headquartered in Georgia (out of 145 companies) by the Atlanta Journal-Constitution based on selected performance criteria.

•	The Savannah Bancorp was included in the Sandler O’Neil 2006 Small Stars report, recognizing the company as one of the top performing community banking companies in the nation.
•	The company named Thomas W. Lennox President and CEO of Harbourside Community Bank. Subject to final regulatory clearance, Lennox is expected to assume his new position on October 23.
•	The Board of Directors approved a regular quarterly cash dividend of 14 cents per share payable on November 13, 2006 to shareholders of record on October 27, 2006.

For the first nine months of 2006, net income was $7,479,000, an 18 percent increase over $6,319,000 in the first nine months of 2005. Net income per diluted share was $1.59, an increase of 8.7 percent over earnings per diluted share of $1.46 in the first nine months of 2005. For the first nine months of 2006, return on average equity was 16.51 percent, return on average assets was 1.32 percent, net interest margin was 4.50 percent and the efficiency ratio was 54.06 percent.

Average outstanding diluted shares increased by 240,000 shares or 5.4 percent in the third quarter and 371,000 shares or 8.5 percent during the first nine months compared with the same periods in the prior year. The increase in average shares outstanding resulted from the private placement sale of 397,000 shares in August 2005 and additional shares issued upon exercise of stock options.

Net interest income increased $970,000 or 14 percent in the third quarter and $4,231,000 or 21 percent in the first nine months of 2006 compared with the same periods in 2005. Average earning assets growth of 12 percent in the first nine months of 2006 compared with the same period in 2005 and prime rate increases over the prior two years resulted in higher net interest income for the third quarter and the first nine months of 2006. Noninterest income declined 3.4 percent in the third quarter primarily due to lower mortgage related income and lower service charges on deposit accounts. Higher interest rates and a slow down in local residential real estate markets impacted mortgage origination volume. In addition, higher interest rates are negatively impacting service charge income on commercial deposit accounts.

Noninterest expense increased $706,000 or 17 percent in the third quarter and $2,602,000 or 21 percent in the first nine months of 2006 compared with 2005. The year-to-date increase in noninterest expense includes normal operating cost increases, approximately $225,000 non-recurring startup costs related to the opening of Harbourside Community Bank on Hilton Head Island, South Carolina in March, 2006 and approximately $231,000 of equity-based compensation expense. The effective income tax rate was reduced in the third quarter of 2006 to 33% from 35% in the third quarter of 2005 due to the tax benefits associated with certain stock option exercises and an overaccrual of state taxes during the first two quarters. The year-to-date effective tax rate is consistent with the prior year.

Loans, excluding loans held for sale, totaled $684 million at September 30, 2006 compared with $602 million one year earlier, an increase of 14 percent. Deposits totaled $662 million and $603 million at September 30, 2006 and 2005, respectively, an increase of 9.8 percent. As of September 30, 2006, demand, savings and money market accounts had increased 17 percent over the prior year as a result of continued focus on core deposit growth and $14 million in new institutional money market accounts. Total assets increased 11 percent to $794 million at September 30, 2006, up from $713 million a year earlier.

Nonperforming assets increased to $3,637,000, or 0.53 percent of the total of loans and other real estate owned, at September 30, 2006 from $1,965,000, or 0.33 percent of total loans, at September 30, 2005. Nonperforming assets at September 30, 2006 included $1,800,000 of other real estate owned. Net loan charge-offs for the first nine months of 2006 were $337,000 or 0.07 percent of average loans on an annualized basis compared to $8,000 in the same period of 2005. One residential real estate loan charge-off of $300,000 in the third quarter of 2006 comprised most of the year to date charge-offs. Provision for credit losses for the first nine months of 2006 was $1,135,000 compared to $1,195,000 for the first nine months of 2005.

The Savannah Bancorp, Inc. (SAVB), a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, Georgia) and Harbourside Community Bank, FSB (Hilton Head Island, SC), is headquartered in Savannah, Georgia. SAVB began operations in 1990. Its primary businesses include deposit, credit, trust and mortgage origination services provided to local customers.

This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.

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Contacts: G. Mike Odom, Jr., Chief Executive Officer, 912-629-6486
Robert B. Briscoe, Chief Financial Officer, 912-629-6525

Attachments

The Savannah Bancorp, Inc. and Subsidiaries
Third Quarter Financial Highlights
September 30, 2006 and 2005
(Unaudited)
(thousands, except per share data)

Balance Sheet Data at September 30,	2006	2005	% Chg
Total assets	$ 793,746	$ 713,082	11
Interest-earning assets	758,584	678,974	12
Loans	683,926	601,554	14
Deposits	662,381	603,303	9.8
Interest-bearing liabilities	618,228	556,550	11
Shareholders' equity	64,394	56,696	14
Allowance for credit losses	8,611	7,576	14
Non-accruing loans	1,371	1,113	23
Loans past due 90 day - accruing	466	852	(45)
Other real estate owned	1,800	-	-
Allowance for credit losses
to total loans	1.26%	1.26%	-
Nonperforming assets to total
loans and other real estate owned	0.53%	0.33%	(18)
Loan to deposit ratio	103.25%	99.71%	3.6
Equity to assets	8.11%	7.95%	2.0
Tier 1 capital to risk-weighted assets	11.30%	11.36%	(0.5)
Total capital to risk-weighted assets	12.55%	12.62%	(0.6)
Book value per share	$ 13.95	$ 12.35	13
Outstanding shares	4,617	4,591	0.6
Market value per share	$ 33.30	$ 34.50	(3.5)

Performance Ratios

For the Third Quarter	2006	2005	% Chg
Net income	$ 2,590	$ 2,354	10
Return on average assets	1.34%	1.34%	-
Return on average equity	16.50%	19.16%	(14)
Net interest margin	4.42%	4.28%	3.3
Efficiency ratio	53.90%	51.43%	4.8
Per share data:
Net income - basic	$ 0.56	$ 0.54	3.7
Net income - diluted	$ 0.55	$ 0.53	3.8
Dividends	$ 0.14	$ 0.135	3.7
Average shares:
Basic	4,607	4,346	6.0
Diluted	4,707	4,467	5.4

For the First Nine Months	2006	2005	% Chg
Net income	$ 7,479	$ 6,319	18
Return on average assets	1.32%	1.25%	5.7
Return on average equity	16.51%	19.20%	(14)
Net interest margin	4.50%	4.17%	7.9
Efficiency ratio	54.06%	52.88%	2.2
Per share data:
Net income - basic	$ 1.62	$ 1.50	8.2
Net income - diluted	$ 1.59	$ 1.46	8.7
Dividends	$ 0.42	$ 0.405	3.7
Average shares:
Basic	4,608	4,224	9.1
Diluted	4,711	4,340	8.5

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
Third Quarter and First Nine Months, 2006 and 2005
(Unaudited)
(thousands, except per share data)

	For the		For the
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Interest and fee income
Interest and fees on loans	$13,209	$10,109	$37,478	$ 27,567
Interest on loans held for sale	64	304	506	1,108
Interest on investment securities	572	406	1,641	1,226
Interest on deposits with banks	65	123	166	302
Interest on federal funds sold	166	108	441	222
Total interest income	14,076	11,050	40,232	30,425
Interest expense
Interest on deposits	5,251	3,329	13,588	8,757
Interest on short-term borrowings	326	160	1,240	509
Interest on FHLB advances-long-term	166	253	610	756
Interest on subordinated debt	214	159	602	442
Total interest expense	5,957	3,901	16,040	10,464
Net interest income	8,119	7,149	24,192	19,961
Provision for credit losses	360	375	1,135	1,195
Net interest income after
provision for credit losses	7,759	6,774	23,057	18,766
Noninterest income
Service charges on deposit
accounts	384	402	1,137	1,216
Mortgage related income, net	203	260	686	790
Trust fees	164	125	488	358
Other operating income	305	288	902	777
Gain (loss) on sale of other real
estate owned, net	-	18	-	(6)
Total noninterest income	1,056	1,093	3,213	3,135
Noninterest expense
Salaries and employee benefits	2,717	2,422	8,193	7,056
Occupancy and equipment	755	580	2,152	1,643
Information technology	373	317	1,108	916
Other operating expenses	1,100	920	3,363	2,599
Total noninterest expense	4,945	4,239	14,816	12,214
Income before income taxes	3,870	3,628	11,454	9,687
Income tax expense	1,280	1,274	3,975	3,368
Net income	$ 2,590	$ 2,354	$ 7,479	$ 6,319

Net income per share:
Basic	$ 0.56	$ 0.54	$ 1.62	$ 1.50
Diluted	$ 0.55	$ 0.53	$ 1.59	$ 1.46

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
September 30, 2006 and 2005
(Unaudited)
(thousands, except share data)

	September 30,
	2006	2005
Assets
Cash and due from banks	$ 17,036	$ 16,918
Federal funds sold	17,098	9,791
Interest-bearing deposits	3,916	13,827
Cash and cash equivalents	38,050	40,536
Securities available for sale, at fair value
(amortized cost of $51,683 in 2006
and $41,379 in 2005)	51,276	41,206
Loans held for sale	832	13,536
Loans, net of allowance for credit losses
of $8,611 in 2006 and $7,576 in 2005	675,315	593,978
Premises and equipment, net	6,135	4,727
Other real estate owned	1,800	-
Bank-owned life insurance	5,710	5,497
Other assets	14,628	13,602
Total assets	$ 793,746	$ 713,082

Liabilities
Deposits:
Noninterest-bearing	$ 105,084	$ 94,867
Interest-bearing demand	100,972	90,502
Savings	18,272	19,637
Money market	144,771	111,625
Time deposits	293,282	286,672
Total deposits	662,381	603,303
Short-term borrowings	37,229	17,227
FHLB advances - long-term	13,392	20,577
Subordinated debt	10,310	10,310
Other liabilities	6,040	4,969
Total liabilities	729,352	656,386
Shareholders' equity
Common stock, par value $1 per
share: authorized 20,000,000
shares; issued 4,617,022 and
4,591,339 shares in 2006 and 2005	4,617	4,591
Preferred stock, par value $1:
authorized 10,000,000 shares	-	-
Additional paid-in capital	36,684	36,269
Retained earnings	23,815	16,171
Treasury stock, at cost, 255 and 267
shares in 2006 and 2005	(4)	(4)
Accumulated other comprehensive
loss, net	(718)	(331)
Total shareholders' equity	64,394	56,696
Total liabilities and
shareholders' equity	$ 793,746	$ 713,082

The Savannah Bancorp, Inc. and Subsidiaries
Historical Trend Data - Five Years and Five Quarters
The following tables show per share information for the most recent five years and five quarters. Share and per share information have been restated to reflect the effect of a 5-for-4 stock split in December 2004.

(amounts in thousands except per share data)
For the Most Recent Five Years
	2005	2004	2003	2002	2001
Net income	$ 9,040	$ 5,736	$ 4,644	$ 4,508	$ 4,358
Average shares
Basic	4,317	4,109	4,103	4,100	4,068
Diluted	4,425	4,209	4,181	4,160	4,140
Net income per share ($)
Basic	2.09	1.40	1.13	1.10	1.07
Diluted	2.04	1.36	1.11	1.08	1.05
Dividends per share	0.54	0.52	0.51	0.49	0.45
Market price per common share ($)
High close	$ 37.50	$ 27.60	$ 23.20	$ 17.68	$ 18.18
Low close	26.50	20.14	15.18	14.18	12.40
Year-end close	35.48	27.05	23.20	15.25	14.84
At December 31 ($)
Assets	717,901	617,341	476,865	437,598	376,183
Shareholders' equity	58,543	40,071	36,771	34,756	32,071
Book value per share	12.75	9.74	8.96	8.48	7.86
Outstanding shares	4,591	4,112	4,103	4,101	4,079
Performance ratios (%)
Return on equity	19.06	15.04	12.99	13.50	14.27
Return on assets	1.32	1.03	1.05	1.14	1.20
Net interest margin	4.25	3.86	3.91	4.10	4.13
Efficiency ratio	51.91	58.47	59.40	59.17	57.11

For the Most Recent Five Quarters (Unaudited)
	2006			2005
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
Net income	$ 2,590	$ 2,538	$ 2,351	$ 2,721	$ 2,354
Average shares
Basic	4,607	4,607	4,607	4,591	4,346
Diluted	4,707	4,715	4,709	4,709	4,467
Net income per share ($)
Basic	0.562	0.551	0.510	0.590	0.542
Diluted	0.550	0.538	0.500	0.580	0.527
Dividends per share	0.140	0.140	0.140	0.135	0.135
Market price per common share ($)
High close	37.89	38.00	36.97	37.50	34.54
Low close	33.22	34.08	33.90	34.25	30.27
Quarter-end close	33.30	37.82	35.08	35.48	34.50
At quarter-end ($)
Assets	793,746	772,026	764,087	717,901	713,082
Shareholders' equity	64,394	61,018	59,646	58,543	56,696
Book value per share	13.95	13.24	12.95	12.75	12.35
Outstanding shares	4,617	4,607	4,607	4,591	4,591
Performance ratios (%)
Return on equity	16.50	16.91	16.14	18.75	19.16
Return on assets	1.34	1.33	1.29	1.50	1.34
Net interest margin	4.42	4.51	4.59	4.48	4.28
Efficiency ratio	53.90	53.84	54.50	49.40	51.43
Additional financial highlights are available at www.savb.com

The Savannah Bancorp, Inc. and Subsidiaries
Average Volumes and Rates for the Third Quarter, 2006 and 2005

The following table presents average balances of the Company and the Subsidiary Banks on a consolidated basis, the average taxable-equivalent interest earned on assets and the average interest paid on liabilities during the third quarter of 2006 and 2005.

					Taxable-Equivalent
Average Balance		Average Rate			Interest (a)
QTD	QTD	QTD	QTD		QTD	QTD	Vari-
9/30/06	9/30/05	9/30/06	9/30/05		9/30/06	9/30/05	ance
($ in thousands)		(%)			($ in thousands)
				Assets
$ 5,035	$ 14,486	5.12	3.37	Interest-bearing deposits	$ 65	$ 123	($ 58)
49,344	37,124	4.45	3.90	Investments - taxable	554	365	189
2,110	3,851	7.71	8.24	Investments - non-taxable	41	80	(39)
11,584	13,210	5.69	3.24	Federal funds sold	166	108	58
3,267	20,273	7.77	5.95	Loans held for sale	64	304	(240)
661,065	579,253	7.94	6.94	Loans (b)	13,225	10,127	3,098
732,405	668,197	7.65	6.59	Total interest-earning assets	14,115	11,107	3,008
35,244	30,113			Noninterest-earning assets
$767,649	$698,310			Total assets

				Liabilities and equity
				Deposits
$ 95,279	$ 86,908	1.42	0.76	NOW accounts	341	167	174
18,309	20,175	1.00	1.00	Savings accounts	46	51	(5)
140,731	110,708	4.08	2.47	Money market accounts	1,446	690	756
110,104	79,339	4.86	3.55	Time deposits, $100M or more	1,350	710	640
76,269	116,212	4.16	3.27	Time deposits, broker	799	957	(158)
110,752	87,674	4.55	3.41	Other time deposits	1,269	754	515
				Total interest-bearing
551,444	501,016	3.78	2.64	deposits	5,251	3,329	1,922
13,482	20,627	4.88	4.87	FHLB advances - long-term	166	253	(87)
26,123	20,320	4.95	3.12	Short-term borrowings	326	160	166
10,310	10,310	8.23	6.12	Subordinated debt	214	159	55
				Total interest-bearing
601,359	552,273	3.93	2.80	liabilities	5,957	3,901	2,056
96,497	91,845			Noninterest-bearing deposits
7,358	5,447			Other liabilities
62,435	48,745			Shareholders' equity
$767,649	$698,310			Liabilities and equity
		3.72	3.79	Interest rate spread
		4.42	4.28	Net interest margin
				Net interest income	$8,158	$7,206	$952
$131,046	$115,924			Net earning assets
$647,941	$592,861			Average deposits
		3.22	2.23	Average cost of deposits
102%	98%			Average loan to deposit ratio

(a)	The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense.
(b)	Average nonaccruing loans have been excluded from total average loans and categorized as a noninterest-earning asset.

The Savannah Bancorp, Inc. and Subsidiaries
Average Volumes and Rates for the First Nine Months, 2006 and 2005

The following table presents average balances of the Company and the Subsidiary Banks on a consolidated basis, the average taxable-equivalent interest earned on assets and the average interest paid on liabilities during the first nine months of 2006 and 2005.

					Taxable-Equivalent
Average Balance		Average Rate			Interest (a)
YTD	YTD	YTD	YTD		YTD	YTD	Vari-
9/30/06	9/30/05	9/30/06	9/30/05		9/30/06	9/30/05	ance
($ in thousands)		(%)			($ in thousands)
				Assets
$ 4,652	$ 13,924	4.77	2.90	Interest-bearing deposits	$ 166	$ 302	(136)
47,540	35,965	4.42	4.02	Investments - taxable	1,571	1,081	490
2,513	4,481	7.45	7.88	Investments - non-taxable	140	264	(124)
11,710	10,097	5.02	2.94	Federal funds sold	441	222	219
9,742	26,066	6.94	5.68	Loans held for sale	506	1,108	(602)
645,598	554,425	7.77	6.66	Loans (b)	37,527	27,619	9,908
721,755	644,958	7.47	6.34	Total interest-earning assets	40,351	30,596	9,755
34,827	28,665			Noninterest-earning assets
$756,582	$673,623			Total assets

				Liabilities and equity
				Deposits
$ 91,856	$ 87,473	1.20	0.67	NOW accounts	824	437	387
19,356	20,199	0.99	0.91	Savings accounts	144	138	6
132,957	99,347	3.59	2.23	Money market accounts	3,568	1,656	1,912
102,138	73,350	4.53	3.32	Time deposits, $100M or more	3,464	1,820	1,644
81,930	116,660	3.77	3.19	Time deposits, broker	2,311	2,785	(474)
103,322	81,804	4.24	3.14	Other time deposits	3,277	1,921	1,356
				Total interest-bearing
531,559	478,833	3.42	2.45	deposits	13,588	8,757	4,831
16,584	20,715	4.92	4.88	FHLB advances - long-term	610	756	(146)
33,863	26,383	4.89	2.58	Short-term borrowings	1,240	509	731
10,310	10,310	7.81	5.73	Subordinated debt	602	442	160
				Total interest-bearing
592,316	536,241	3.62	2.61	liabilities	16,040	10,464	5,576
96,201	88,447			Noninterest-bearing deposits
7,490	4,926			Other liabilities
60,575	44,009			Shareholders' equity
$756,582	$673,623			Liabilities and equity
		3.85	3.73	Interest rate spread
		4.50	4.17	Net interest margin
				Net interest income	$24,311	$20,132	$4,179
$129,439	$108,717			Net earning assets
$627,760	$567,280			Average deposits
		2.89	2.06	Average cost of deposits
103%	98%			Average loan to deposit ratio

(a)	The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense.
(b)	Average nonaccruing loans have been excluded from total average loans and categorized as a noninterest-earning asset.

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